Exhibit 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                         NEW YORK, N.Y. 10022 - 3852

TEL (212) 715-9100                                            47, Avenue Hoche
FAX (212) 715-8000                                              75008 Paris
                                                                   France

                                    August 2, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



                  Registration Statement on Form SB-2

Ladies and Gentlemen:

      We have acted as counsel to Cyber Digital, Inc., a New York corporation ("Cyber Digital") in connection with the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the registration for resale under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 5,750,000 shares of Cyber Digital's common stock, par value $.01 per share (the "Shares"), issuable by Cyber Digital to the parties named in the Registration Statement as follows:

     o 5,000,000 Shares that Cyber Digital may issue to Grenville Finance Ltd., a British Virgin Islands corporation ("Grenville"), in accordance with the terms of a private equity line of credit agreement dated July 2, 2001, by and among Cyber Digital and Grenville (the "Agreement");

     o 375,000 Shares that Cyber Digital may issue to Grenville upon exercise of warrants Cyber Digital issued to Grenville on July 2, 2001 (the "Grenville Warrants");

     o 375,000 Shares that Cyber Digital may issue to Ladenburg Thalmann & Co. Inc. upon exercise of warrants Cyber Digital issued to Ladenburg Thalmann & Co. Inc. as a placement agent fee (the "Ladenburg Warrants");

      In connection with registration of the Shares, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, including but not limited to the Agreement, the Grenville Warrants, the Ladenburg Warrants, and a copy of resolutions of Cyber Digital's board of directors authorizing issuance of the Shares and their registration pursuant to the Registration Statement. In rendering this opinion, we have (a) assumed (1) the genuineness of all signatures on all documents examined by us, (2) the authenticity of all documents submitted to us as originals, and (3) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (1) certificates of public officials and (2) as to matters of fact, statements and certificates of officers and representatives of Cyber Digital.

      Based upon the foregoing, we are of the opinion that all the Shares, when issued in accordance with the terms of the Agreement, the Grenville Warrants and the Ladenburg Warrants, as the case may be, for consideration equal to or greater than the par value at the time of issuance, will be validly issued, fully paid and non-assessable.

      Note that this firm is a stockholder of Cyber Digital.

      We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

      The opinion expressed herein are based upon the laws in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law be changed by legislative action, judicial decision, or otherwise.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the use of our name under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.



                                    Very truly yours,

                                    /s/  Kramer Levin Naftalis & Frankel LLP